EXHIBIT 99.1

STATEMENT OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. § 1350

I, Rajeev Madhavan, the chief executive officer of Magma Design Automation, Inc. (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

(i) the Annual Report of the Company on Form 10-K for the year ending March 31, 2003 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Rajeev Madhavan
Rajeev Madhavan
June 20, 2003

A signed original of this written statement required by Section 906 has been provided to Magma Design Automation, Inc. and will be retained by Magma Design Automation, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.